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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                FEBRUARY 7, 2000
                                 Date of Report



                        CYPRESS SEMICONDUCTOR CORPORATION
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             (Exact name of registrant as specified in its charter)


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
                 DELAWARE                        1- 10079                   94-2885898
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     (State or other jurisdiction       (Commission File Number)         (I.R.S. Employer
           of incorporation)                                            Identification No.)
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                             3901 NORTH FIRST STREET
                         SAN JOSE, CALIFORNIA 95134-1599
                    (Address of principal executive offices)



                                 (408) 943-2600
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              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

            COMPLETION OF NOTE OFFERING. On January 25, 2000 we completed the offering of $283,000,000 in aggregate principal amount of our 4% Convertible Subordinated Notes due 2005.

            ANNOUNCEMENT OF FOURTH QUARTER REVENUES. On January 25, 2000 we announced record revenue of $207.9 million for the fourth quarter of fiscal year 1999, ended January 2, 2000. This represents a 12.7% increase from the prior quarter's revenue of $184.5 million and a 42.8% increase from the prior year's fourth quarter revenue of $145.6 million. For the full year 1999, we set a revenue record of $705.5 million, a 27.1% increase over 1998 revenue of $554.9 million.

            Our net income for the fourth quarter was $ 47.5 million, resulting in diluted earnings per share of $0.39. The fourth quarter results included a non-recurring pre-tax net benefit of $12.0 million which utilized substantially all of our remaining net operating loss tax benefits. The non-recurring benefit was comprised of a $36.2 million gain from sale of investments, a $12.3 million charge to write off a manufacturing asset not in use, and an $11.9 million, one-time compensation charge. Excluding the non-recurring pre-tax net benefit of $12.0 million and excluding pre-tax acquisition-related charges of $1.7 million for transaction costs and amortization of intangibles, which we collectively refer to as goodwill, net income was $37.7 million, resulting in basic earnings before goodwill of $0.34 and diluted earnings before goodwill of $0.32 per share
- a 33.3% improvement from the prior quarter's diluted earnings before goodwill of $0.24 per share, and a significant improvement from the 1998 fourth quarter loss of $0.02 per share.

            Our net income for the year was $91.1 million, resulting in diluted earnings per share of $0.81. Excluding a non-recurring pre-tax benefit of $36.2 million and excluding goodwill charges of $33.8 million for transaction costs and the amortization of intangibles, net income was $88.8 million, resulting in a basic earnings before goodwill of $0.85 and diluted earnings before goodwill of $0.79, compared with 1998 diluted earnings before goodwill loss of $0.50 per share.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CYPRESS SEMICONDUCTOR CORPORATION

Date: February 7, 2000                    By: /s/ EMMANUEL HERNANDEZ
                                              -----------------------------
                                          Name:   Emmanuel Hernandez
                                          Title: Chief Financial Officer



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                          INDEX TO EXHIBITS FILED WITH
              THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 7, 2000



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      Exhibit                               Description
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
        99.1 Consolidated Balance Sheet and Consolidated Statement of Operations for the Fourth Quarter of Fiscal Year 1999
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